UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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General Cable Corporation

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Gregory B. Kenny President and Chief Executive Officer

ISS CHANGES ITS VOTING RECOMMENDATION TO

“FOR” VOTES FOR THE RE-ELECTION OF ALL OF OUR DIRECTORS

May 8, 2013

Dear Fellow Stockholder:

I would like to advise you of a significant development with regard to our Annual Meeting and request your continued support of our director nominees for the Board of Directors. Yesterday, ISS changed its voting recommendations to “FOR” votes for the re-election of all of our directors in its Alert issued on May 7, 2013. Specifically, ISS stated “Given the company’s clarification that the material weaknesses in 2011 were only identified in late 2012, ISS considers that the company has not had sufficient time to address the material weaknesses. As such, a vote FOR the election of Welsh III, Lawton, Omtvedt, Prevost and Smialek is warranted at this time.”

Highly Qualified Independent Directors. Our independent directors are all highly qualified professionals who have a deep understanding of our business and operations, which was gained through their years of service on our Board. It is my strong belief that losing the service and expertise of these individuals on our Board would not be in the best interest of our stockholders. As detailed in our proxy statement, each of Messrs. Welsh, Lawton, Omtvedt, Prevost and Smialek either currently serves or has served as president, chief executive officer, chief financial officer, vice president and/or director of other public companies. Each member of our Audit Committee has been determined to be “financially literate” under the NYSE rules, and the Chairman of our Audit Committee, Craig P. Omtvedt, among other audit committee members, qualifies as an “audit committee financial expert” under the SEC rules. In short, our Company and stockholders have benefitted from the service of Messrs. Welsh, Lawton, Omtvedt, Prevost, and Smialek and their willingness to continue to serve as our directors. It is in our collective best interest that they continue to do so.

WE ENCOURAGE YOU TO SUPPORT OUR DIRECTOR NOMINEES AND VOTE “FOR” THEIR RE-ELECTION TO THE BOARD.

I believe the re-election of all of our independent directors is in your best interest as a stockholder as well as in the best interest of the Company. Your continued support and careful consideration of our proposals is appreciated. If you have any questions or concerns regarding the election of our independent directors, I would be pleased to speak with you personally.

Sincerely,

/s/ Gregory B. Kenny

Gregory B. Kenny
President and Chief Executive Officer

4 Tesseneer Drive

Highland Heights, KY 41076-9753

tel 859.572.8650

fax 859.572.8440

www.generalcable.com